Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Reports First Quarter 2025 Financial Results
•Current quarter diluted earnings per common share from continuing operations of $9.64 and current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $10.17
•U.K. Gross profit of $217.0 million from total revenues of $1.6 billion, both quarterly records, and a 109.6% and 92.0% increase, respectively, over the comparable prior year period
•U.K. SG&A as a percent of gross profit of 78.3% reduced to 2024 pre-acquisition levels
HOUSTON, TX, April 24, 2025 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 260 dealerships located in the U.S. and U.K., today reported financial results for the first quarter of 2025 (“current quarter”).
“Our U.S. business performed well in the current quarter, as we continued to execute while navigating the uncertainty that has arisen from tariff and trade policy changes. We are monitoring these developments and are prepared to be nimble in the face of the changing landscape,” said Daryl Kenningham, Group 1’s President and Chief Executive Officer.
“Our operational excellence was on display in the U.K. Ongoing efforts to integrate our recently acquired U.K. dealerships have improved U.K. SG&A as a percent of gross profit to 2024 pre-acquisition levels. We are focused on optimizing our U.K. portfolio, adding one Lexus and three Toyota dealerships and closing three sites during the current quarter. Our U.K. team is making progress on effective cost management and will continue to explore ways to refine our cost structure.”
Reconciliations for financial results, non-GAAP metrics, and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
•Total revenues for the current quarter were $5.5 billion, a 23.1% increase compared to $4.5 billion for the first quarter of 2024 (“prior year quarter”).
•Net income from continuing operations for the current quarter was $127.7 million, a 13.3% decrease compared to $147.4 million for the prior year quarter.
•Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $134.7 million, a 3.6% increase compared to $130.0 million for the prior year quarter.
•Current quarter diluted earnings per common share from continuing operations was $9.64, a 10.4% decrease compared to $10.76 for the prior year quarter. Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $10.17, a 7.1% increase compared to $9.49 for the prior year quarter.

First Quarter 2025 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	1Q25	Change	1Q25	Change
Total revenues	$5.5B	+23.1%	$4.6B	+5.8%
Total gross profit (“GP”)	$891.9M	+20.1%	$754.7M	+4.1%
NV units sold	56,099	+26.6%	45,398	+5.2%
NV GP per retail unit (“PRU”)	$3,381	(6.1)%	$3,302	(8.4)%
Used vehicle (“UV”) retail units sold	59,618	+21.2%	49,180	+2.0%
UV retail GP PRU	$1,569	(6.0)%	$1,583	(5.3)%
Parts & service (“P&S”) GP	$381.0M	+21.7%	$322.8M	+5.9%
P&S Gross Margin (“GM”)	55.1%	+0.7%	54.7%	+0.4%
Finance and Insurance (“F&I”) revenues	$226.2M	+19.8%	$201.7M	+9.0%
F&I GP PRU	$1,955	(3.2)%	$2,133	+5.3%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	69.2%	+509 bps	69.0%	+108 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	69.5%	+219 bps	68.4%	+139 bps
U.K. Update
The previously announced consummation of the Inchcape Retail acquisition in the third quarter of 2024 added 54 dealerships in the U.K., roughly doubling our size. In addition, we added 5 dealerships through transactions completed in the fourth quarter of 2024 and the current quarter. To rapidly integrate these acquisitions, we previously announced the initiation of a U.K.-wide restructuring plan, consisting of workforce realignment, strategic closing of certain facilities and systems integrations. As a result, we recognized $11.1 million in restructuring charges in the current quarter. Certain of these activities were completed in the current quarter, helping lower U.K. SG&A as a percent of gross profit to 2024 pre-acquisition levels. We expect additional activities to occur in 2025, which are intended to further optimize our operations and reduce costs.
Corporate Development
During the current quarter, the Company acquired a business involving one Lexus and three Toyota dealerships located in the U.K. This acquisition is expected to generate approximately $100.0 million in annual revenues. We remain focused on quickly and efficiently integrating acquisitions into our existing operations to drive incremental value creation for shareholders.
During the current quarter, the Company disposed of one Subaru dealership in the U.S. and closed two Volkswagen dealerships in the U.K. These dealerships generated approximately $150.0 million in annual revenues.
Share Repurchases
During the current quarter, the Company repurchased 286,731 shares at an average price per common share of $428.33, for a total of $122.8 million, excluding excise taxes of $0.7 million. The share repurchases represented 2.2% of the Company’s outstanding common shares at January 1 of the current year.
As of March 31, 2025, the Company had an aggregate 13.0 million outstanding common shares and unvested restricted stock awards. As of March 31, 2025, the Company had $353.3 million remaining on its Board authorized common share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements, and other corporate considerations, in the open market or in privately negotiated transactions, and subject to Board approval and covenant restrictions.

First Quarter 2025 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 10:00 a.m. ET to discuss the first quarter 2025 financial results. The conference call will be simulcast live on the Internet at group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     6190481
A telephonic replay will be available following the call through May 1, 2025, by dialing:
Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay Code:    3074572
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 260 automotive dealerships, 332 franchises, and 39 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the impacts of sustained levels of inflation, (c) developments in U.S. and global trade policy, including the imposition by the U.S. of significant tariffs on the import of automobiles and certain materials used in our parts and services business and the resulting consequences (including, but not limited to, retaliatory tariffs by non-U.S. nations, supply chain disruptions and potential recessions in the U.S. and U.K.), (d) the level of manufacturer incentives, (e) our ability to comply with extensive laws, regulations and policies applicable to our operations (f) our ability to obtain an inventory of desirable new and used vehicles (including as a result of changes in the international trade environment), (g) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (h) our cost of financing and the availability of credit for consumers, (i) our ability to complete acquisitions and dispositions, on a timely basis, if at all and the risks associated therewith, (j) our ability to successfully integrate recent and future acquisitions and realize the expected benefits from consummated acquisitions, (k) foreign exchange controls and currency fluctuations, (l) the armed conflicts in Ukraine and the Middle East, (m) our ability to maintain sufficient liquidity to operate, and (n) a material failure in or breach of our vendors’ information technology systems and other cybersecurity incidents. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes and snow storms, and employment compensation costs associated with the cybersecurity incident recently experienced by third-party software provider, CDK Global LLC.. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2025	2024	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$2,680.0	$2,182.6	$497.4	22.8%
Used vehicle retail sales	1,755.4	1,416.8	338.7	23.9%
Used vehicle wholesale sales	151.6	106.0	45.6	43.0%
Parts and service sales	692.1	576.2	115.8	20.1%
Finance, insurance and other, net	226.2	188.9	37.4	19.8%
Total revenues	5,505.3	4,470.5	1,034.8	23.1%
COST OF SALES:
New vehicle retail sales	2,490.3	2,023.1	467.2	23.1%
Used vehicle retail sales	1,661.9	1,334.7	327.2	24.5%
Used vehicle wholesale sales	150.1	106.9	43.1	40.3%
Parts and service sales	311.1	263.2	47.9	18.2%
Total cost of sales	4,613.3	3,727.9	885.4	23.8%
GROSS PROFIT	891.9	742.6	149.3	20.1%
Selling, general and administrative expenses	617.3	476.1	141.1	29.6%
Depreciation and amortization expense	29.3	23.8	5.4	22.7%
Asset impairments	0.4	—	0.4	100.0%
Restructuring charges	11.1	—	11.1	100.0%
INCOME FROM OPERATIONS	233.9	242.6	(8.7)	(3.6)%
Floorplan interest expense	26.9	20.5	6.4	31.0%
Other interest expense, net	39.8	29.3	10.5	35.7%
Other income	(0.3)	(0.5)	0.2	(45.6)%
INCOME BEFORE INCOME TAXES	167.5	193.3	(25.8)	(13.3)%
Provision for income taxes	39.7	45.8	(6.1)	(13.4)%
Net income from continuing operations	127.7	147.4	(19.7)	(13.3)%
Net income from discontinued operations	0.4	0.5	(0.1)	(29.3)%
NET INCOME	$128.1	$147.9	$(19.8)	(13.4)%
Less: Earnings allocated to participating securities	1.6	3.3	(1.7)	(52.3)%
Net income available to diluted common shares	$126.5	$144.6	$(18.1)	(12.5)%
Diluted earnings per share from continuing operations	$9.64	$10.76	$(1.12)	(10.4)%
Diluted earnings per share from discontinued operations	$0.03	$0.04	$(0.01)	(26.9)%
DILUTED EARNINGS PER SHARE	$9.67	$10.80	$(1.13)	(10.5)%
Weighted average dilutive common shares outstanding	13.1	13.4	(0.3)	(2.3)%
Weighted average participating securities	0.2	0.3	(0.1)	(46.5)%
Total weighted average shares	13.2	13.7	(0.4)	(3.3)%
Effective tax rate on continuing operations	23.7%	23.7%	—%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	March 31, 2025	December 31, 2024	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$70.5	$34.4	$36.1	104.9%
Inventories, net	$2,558.4	$2,636.8	$(78.5)	(3.0)%
Floorplan notes payable, net (1)	$2,160.0	$2,022.1	$138.0	6.8%
Total debt	$2,803.4	$2,913.1	$(109.8)	(3.8)%
Total equity	$2,992.5	$2,974.3	$18.2	0.6%
(1) Amounts are net of offset accounts of $105.1 and $288.2, respectively.

	Three Months Ended March 31,
	2025	2024
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	67.4%	79.8%
United Kingdom	32.6%	20.2%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	23.0%	25.4%
Volkswagen/Audi/Porsche/SEAT/SKODA	17.3%	13.8%
BMW/MINI	12.3%	11.9%
Mercedes-Benz/Sprinter	9.3%	5.9%
Honda/Acura	8.0%	8.6%
Chevrolet/GMC/Buick	7.7%	9.0%
Ford/Lincoln	6.6%	7.4%
Hyundai/Kia/Genesis	5.1%	5.5%
Jaguar/Land Rover	3.0%	2.2%
Subaru	2.8%	3.4%
Nissan	1.8%	2.6%
Chrysler/Dodge/Jeep/RAM	1.7%	2.6%
Mazda	1.1%	1.3%
Other	0.2%	0.3%
	100.0%	100.0%

	March 31, 2025	December 31, 2024	March 31, 2024
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	29	44	37
Used vehicle inventory	33	39	30
U.S.
New vehicle inventory	38	43	43
Used vehicle inventory	26	29	26
U.K.
New vehicle inventory	16	45	20
Used vehicle inventory	47	67	46
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,680.0	$2,182.6	$497.4	22.8%	$0.1	22.8%
Used vehicle retail sales	1,755.4	1,416.8	338.7	23.9%	(3.9)	24.2%
Used vehicle wholesale sales	151.6	106.0	45.6	43.0%	(0.2)	43.2%
Total used	1,907.0	1,522.8	384.2	25.2%	(4.1)	25.5%
Parts and service sales	692.1	576.2	115.8	20.1%	(1.2)	20.3%
F&I, net	226.2	188.9	37.4	19.8%	(0.2)	19.9%
Total revenues	$5,505.3	$4,470.5	$1,034.8	23.1%	$(5.4)	23.3%
Gross profit:
New vehicle retail sales	$189.6	$159.5	$30.1	18.9%	$0.1	18.9%
Used vehicle retail sales	93.5	82.1	11.5	14.0%	(0.2)	14.2%
Used vehicle wholesale sales	1.5	(0.9)	2.4	NM	—	NM
Total used	95.1	81.2	13.9	17.1%	(0.2)	17.3%
Parts and service sales	381.0	313.0	68.0	21.7%	(0.6)	21.9%
F&I, net	226.2	188.9	37.4	19.8%	(0.2)	19.9%
Total gross profit	$891.9	$742.6	$149.3	20.1%	$(0.9)	20.2%
Gross margin:
New vehicle retail sales	7.1%	7.3%	(0.2)%
Used vehicle retail sales	5.3%	5.8%	(0.5)%
Used vehicle wholesale sales	1.0%	(0.8)%	1.9%
Total used	5.0%	5.3%	(0.3)%
Parts and service sales	55.1%	54.3%	0.7%
Total gross margin	16.2%	16.6%	(0.4)%
Units sold:
Retail new vehicles sold (1)	56,099	44,302	11,797	26.6%
Retail used vehicles sold (1)	59,618	49,183	10,435	21.2%
Wholesale used vehicles sold	16,354	11,828	4,526	38.3%
Total used	75,972	61,011	14,961	24.5%
Average sales price per unit sold:
New vehicle retail (1)	$49,861	$49,709	$152	0.3%	$1	0.3%
Used vehicle retail (1)	$29,449	$28,806	$644	2.2%	$(66)	2.5%
Gross profit per unit sold:
New vehicle retail sales	$3,381	$3,601	$(220)	(6.1)%	$1	(6.1)%
Used vehicle retail sales	$1,569	$1,669	$(100)	(6.0)%	$(3)	(5.8)%
Used vehicle wholesale sales	$93	$(76)	$169	NM	$1	NM
Total used	$1,251	$1,331	$(79)	(5.9)%	$(2)	(5.8)%
F&I PRU	$1,955	$2,020	$(65)	(3.2)%	$(1)	(3.2)%
Other:
SG&A expenses	$617.3	$476.1	$141.1	29.6%	$(1.2)	29.9%
Adjusted SG&A expenses (2)	$620.3	$500.2	$120.1	24.0%	$(1.2)	24.2%
SG&A as % gross profit	69.2%	64.1%	5.1%
Adjusted SG&A as % gross profit (2)	69.5%	67.4%	2.2%
Operating margin %	4.4%	5.4%	(1.0)%
Adjusted operating margin % (2)	4.4%	4.9%	(0.5)%
Pretax margin %	3.0%	4.3%	(1.3)%
Adjusted pretax margin % (2)	3.2%	3.8%	(0.6)%
Floorplan expense:
Floorplan interest expense	$26.9	$20.5	$6.4	31.0%	$—	31.2%
Less: Floorplan assistance (3)	20.4	18.4	2.1	11.3%	—	11.4%
Net floorplan expense	$6.5	$2.2	$4.3		$—
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,968.7	$1,799.8	$168.9	9.4%
Used vehicle retail sales	1,144.3	1,099.5	44.9	4.1%
Used vehicle wholesale sales	92.0	79.9	12.1	15.2%
Total used	1,236.3	1,179.3	57.0	4.8%
Parts and service sales	531.3	495.1	36.1	7.3%
F&I, net	185.5	171.4	14.1	8.2%
Total revenues	$3,921.8	$3,645.7	$276.1	7.6%
Gross profit:
New vehicle retail sales	$130.6	$131.9	$(1.2)	(0.9)%
Used vehicle retail sales	65.8	66.6	(0.8)	(1.3)%
Used vehicle wholesale sales	2.6	1.4	1.2	82.5%
Total used	68.3	68.0	0.3	0.5%
Parts and service sales	290.5	267.8	22.7	8.5%
F&I, net	185.5	171.4	14.1	8.2%
Total gross profit	$675.0	$639.1	$35.9	5.6%
Gross margin:
New vehicle retail sales	6.6%	7.3%	(0.7)%
Used vehicle retail sales	5.7%	6.1%	(0.3)%
Used vehicle wholesale sales	2.8%	1.8%	1.0%
Total used	5.5%	5.8%	(0.2)%
Parts and service sales	54.7%	54.1%	0.6%
Total gross margin	17.2%	17.5%	(0.3)%
Units sold:
Retail new vehicles sold	37,835	35,341	2,494	7.1%
Retail used vehicles sold	38,613	37,885	728	1.9%
Wholesale used vehicles sold	10,217	9,088	1,129	12.4%
Total used	48,830	46,973	1,857	4.0%
Average sales price per unit sold:
New vehicle retail	$52,034	$50,928	$1,106	2.2%
Used vehicle retail	$29,636	$29,021	$615	2.1%
Gross profit per unit sold:
New vehicle retail sales	$3,453	$3,731	$(279)	(7.5)%
Used vehicle retail sales	$1,703	$1,758	$(55)	(3.1)%
Used vehicle wholesale sales	$252	$155	$97	62.3%
Total used	$1,400	$1,448	$(48)	(3.3)%
F&I PRU	$2,426	$2,340	$86	3.7%
Other:
SG&A expenses	$447.4	$394.9	$52.6	13.3%
Adjusted SG&A expenses (1)	$451.4	$420.1	$31.3	7.5%
SG&A as % gross profit	66.3%	61.8%	4.5%
Adjusted SG&A as % gross profit (1)	66.9%	65.7%	1.2%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$711.2	$382.8	$328.5	85.8%	$0.1	85.8%
Used vehicle retail sales	611.1	317.3	293.8	92.6%	(3.9)	93.8%
Used vehicle wholesale sales	59.6	26.2	33.5	127.9%	(0.2)	128.8%
Total used	670.7	343.5	327.2	95.3%	(4.1)	96.5%
Parts and service sales	160.8	81.1	79.7	98.3%	(1.2)	99.8%
F&I, net	40.8	17.5	23.3	133.0%	(0.2)	133.9%
Total revenues	$1,583.5	$824.8	$758.7	92.0%	$(5.4)	92.6%
Gross profit:
New vehicle retail sales	$59.0	$27.6	$31.4	113.5%	$0.1	113.2%
Used vehicle retail sales	27.8	15.5	12.3	79.5%	(0.2)	80.7%
Used vehicle wholesale sales	(1.0)	(2.3)	1.3	54.7%	—	53.9%
Total used	26.7	13.2	13.6	103.0%	(0.2)	104.3%
Parts and service sales	90.5	45.2	45.3	100.2%	(0.6)	101.5%
F&I, net	40.8	17.5	23.3	133.0%	(0.2)	133.9%
Total gross profit	$217.0	$103.5	$113.5	109.6%	$(0.9)	110.5%
Gross margin:
New vehicle retail sales	8.3%	7.2%	1.1%
Used vehicle retail sales	4.5%	4.9%	(0.3)%
Used vehicle wholesale sales	(1.8)%	(8.8)%	7.1%
Total used	4.0%	3.8%	0.2%
Parts and service sales	56.3%	55.7%	0.5%
Total gross margin	13.7%	12.5%	1.2%
Units sold:
Retail new vehicles sold (1)	18,264	8,961	9,303	103.8%
Retail used vehicles sold (1)	21,005	11,298	9,707	85.9%
Wholesale used vehicles sold	6,137	2,740	3,397	124.0%
Total used	27,142	14,038	13,104	93.3%
Average sales price per unit sold:
New vehicle retail (1)	$44,642	$44,669	$(26)	(0.1)%	$5	(0.1)%
Used vehicle retail (1)	$29,106	$28,084	$1,022	3.6%	$(187)	4.3%
Gross profit per unit sold:
New vehicle retail sales	$3,231	$3,085	$146	4.7%	$3	4.6%
Used vehicle retail sales	$1,322	$1,370	$(47)	(3.4)%	$(9)	(2.8)%
Used vehicle wholesale sales	$(170)	$(842)	$672	79.8%	$3	79.4%
Total used	$985	$938	$47	5.0%	$(6)	5.7%
F&I PRU	$1,038	$863	$175	20.2%	$(4)	20.7%
Other:
SG&A expenses	$169.8	$81.3	$88.6	109.0%	$(1.2)	110.4%
Adjusted SG&A expenses (2)	$168.9	$80.1	$88.7	110.7%	$(1.2)	112.2%
SG&A as % gross profit	78.3%	78.5%	(0.2)%
Adjusted SG&A as % gross profit (2)	77.8%	77.4%	0.4%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,278.3	$2,130.8	$147.5	6.9%	$(0.1)	6.9%
Used vehicle retail sales	1,436.5	1,391.0	45.5	3.3%	(2.1)	3.4%
Used vehicle wholesale sales	116.2	103.4	12.8	12.4%	(0.1)	12.5%
Total used	1,552.7	1,494.4	58.3	3.9%	(2.2)	4.0%
Parts and service sales	590.0	561.0	29.0	5.2%	(0.6)	5.3%
F&I, net	201.7	185.1	16.6	9.0%	(0.1)	9.0%
Total revenues	$4,622.7	$4,371.2	$251.5	5.8%	$(3.0)	5.8%
Gross profit:
New vehicle retail sales	$149.9	$155.6	$(5.7)	(3.7)%	$0.1	(3.7)%
Used vehicle retail sales	77.8	80.6	(2.8)	(3.5)%	(0.1)	(3.4)%
Used vehicle wholesale sales	2.5	(1.0)	3.4	NM	—	NM
Total used	80.3	79.7	0.6	0.8%	(0.1)	0.9%
Parts and service sales	322.8	304.8	18.0	5.9%	(0.3)	6.0%
F&I, net	201.7	185.1	16.6	9.0%	(0.1)	9.0%
Total gross profit	$754.7	$725.2	$29.5	4.1%	$(0.4)	4.1%
Gross margin:
New vehicle retail sales	6.6%	7.3%	(0.7)%
Used vehicle retail sales	5.4%	5.8%	(0.4)%
Used vehicle wholesale sales	2.1%	(0.9)%	3.0%
Total used	5.2%	5.3%	(0.2)%
Parts and service sales	54.7%	54.3%	0.4%
Total gross margin	16.3%	16.6%	(0.3)%
Units sold:
Retail new vehicles sold (1)	45,398	43,153	2,245	5.2%
Retail used vehicles sold (1)	49,180	48,239	941	2.0%
Wholesale used vehicles sold	12,976	11,495	1,481	12.9%
Total used	62,156	59,734	2,422	4.1%
Average sales price per unit sold:
New vehicle retail (1)	$50,766	$49,833	$933	1.9%	$(3)	1.9%
Used vehicle retail (1)	$29,213	$28,836	$377	1.3%	$(42)	1.5%
Gross profit per unit sold:
New vehicle retail sales	$3,302	$3,607	$(304)	(8.4)%	$1	(8.5)%
Used vehicle retail sales	$1,583	$1,672	$(89)	(5.3)%	$(2)	(5.2)%
Used vehicle wholesale sales	$190	$(83)	$273	NM	$—	NM
Total used	$1,292	$1,334	$(42)	(3.2)%	$(1)	(3.1)%
F&I PRU	$2,133	$2,025	$108	5.3%	$(1)	5.4%
Other:
SG&A expenses	$520.9	$492.7	$28.2	5.7%	$(0.6)	5.8%
Adjusted SG&A expenses (2)	$516.2	$485.9	$30.3	6.2%	$(0.6)	6.3%
SG&A as % gross profit	69.0%	67.9%	1.1%
Adjusted SG&A as % gross profit (2)	68.4%	67.0%	1.4%
Operating margin %	4.6%	4.8%	(0.2)%
Adjusted operating margin % (2)	4.6%	4.9%	(0.3)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,877.7	$1,748.0	$129.7	7.4%
Used vehicle retail sales	1,105.3	1,073.7	31.5	2.9%
Used vehicle wholesale sales	88.7	77.2	11.4	14.8%
Total used	1,193.9	1,151.0	43.0	3.7%
Parts and service sales	509.7	482.8	26.9	5.6%
F&I, net	179.6	167.6	12.0	7.2%
Total revenues	$3,761.0	$3,549.4	$211.6	6.0%
Gross profit:
New vehicle retail sales	$121.7	$128.0	$(6.3)	(4.9)%
Used vehicle retail sales	63.3	65.2	(1.9)	(2.9)%
Used vehicle wholesale sales	2.5	1.4	1.1	84.1%
Total used	65.7	66.5	(0.8)	(1.2)%
Parts and service sales	276.7	260.9	15.7	6.0%
F&I, net	179.6	167.6	12.0	7.2%
Total gross profit	$643.7	$623.1	$20.7	3.3%
Gross margin:
New vehicle retail sales	6.5%	7.3%	(0.8)%
Used vehicle retail sales	5.7%	6.1%	(0.3)%
Used vehicle wholesale sales	2.8%	1.8%	1.1%
Total used	5.5%	5.8%	(0.3)%
Parts and service sales	54.3%	54.0%	0.2%
Total gross margin	17.1%	17.6%	(0.4)%
Units sold:
Retail new vehicles sold	35,953	34,192	1,761	5.2%
Retail used vehicles sold	37,257	36,941	316	0.9%
Wholesale used vehicles sold	9,785	8,755	1,030	11.8%
Total used	47,042	45,696	1,346	2.9%
Average sales price per unit sold:
New vehicle retail	$52,227	$51,123	$1,104	2.2%
Used vehicle retail	$29,666	$29,066	$600	2.1%
Gross profit per unit sold:
New vehicle retail sales	$3,384	$3,743	$(359)	(9.6)%
Used vehicle retail sales	$1,698	$1,764	$(66)	(3.8)%
Used vehicle wholesale sales	$254	$154	$100	64.7%
Total used	$1,398	$1,456	$(58)	(4.0)%
F&I PRU	$2,454	$2,356	$98	4.1%
Other:
SG&A expenses	$435.3	$412.9	$22.4	5.4%
Adjusted SG&A expenses (1)	$431.5	$407.2	$24.3	6.0%
SG&A as % gross profit	67.6%	66.3%	1.4%
Adjusted SG&A as % gross profit (1)	67.0%	65.4%	1.7%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$400.6	$382.8	$17.8	4.7%	$(0.1)	4.7%
Used vehicle retail sales	331.2	317.3	13.9	4.4%	(2.1)	5.0%
Used vehicle wholesale sales	27.6	26.2	1.4	5.4%	(0.1)	5.8%
Total used	358.8	343.5	15.3	4.5%	(2.2)	5.1%
Parts and service sales	80.3	78.2	2.2	2.8%	(0.6)	3.5%
F&I, net	22.1	17.5	4.6	26.3%	(0.1)	26.9%
Total revenues	$861.8	$821.9	$39.9	4.9%	$(3.0)	5.2%
Gross profit:
New vehicle retail sales	$28.3	$27.6	$0.6	2.2%	$0.1	2.0%
Used vehicle retail sales	14.6	15.5	(0.9)	(5.7)%	(0.1)	(5.2)%
Used vehicle wholesale sales	—	(2.3)	2.3	98.9%	—	98.9%
Total used	14.6	13.2	1.4	10.6%	(0.1)	11.2%
Parts and service sales	46.1	43.8	2.2	5.1%	(0.3)	5.8%
F&I, net	22.1	17.5	4.6	26.3%	(0.1)	26.9%
Total gross profit	$111.0	$102.1	$8.9	8.7%	$(0.4)	9.1%
Gross margin:
New vehicle retail sales	7.1%	7.2%	(0.2)%
Used vehicle retail sales	4.4%	4.9%	(0.5)%
Used vehicle wholesale sales	(0.1)%	(8.8)%	8.7%
Total used	4.1%	3.8%	0.2%
Parts and service sales	57.4%	56.1%	1.3%
Total gross margin	12.9%	12.4%	0.5%
Units sold:
Retail new vehicles sold (1)	9,445	8,961	484	5.4%
Retail used vehicles sold (1)	11,923	11,298	625	5.5%
Wholesale used vehicles sold	3,191	2,740	451	16.5%
Total used	15,114	14,038	1,076	7.7%
Average sales price per unit sold:
New vehicle retail (1)	$44,854	$44,669	$185	0.4%	$(16)	0.5%
Used vehicle retail (1)	$27,796	$28,084	$(288)	(1.0)%	$(175)	(0.4)%
Gross profit per unit sold:
New vehicle retail sales	$2,992	$3,085	$(93)	(3.0)%	$5	(3.2)%
Used vehicle retail sales	$1,223	$1,370	$(146)	(10.7)%	$(7)	(10.2)%
Used vehicle wholesale sales	$(8)	$(842)	$834	99.1%	$—	99.1%
Total used	$963	$938	$26	2.7%	$(5)	3.3%
F&I PRU	$1,034	$863	$171	19.8%	$(4)	20.3%
Other:
SG&A expenses	$85.7	$79.9	$5.8	7.2%	$(0.6)	7.9%
Adjusted SG&A expenses (2)	$84.7	$78.7	$6.0	7.6%	$(0.6)	8.3%
SG&A as % gross profit	77.2%	78.2%	(1.0)%
Adjusted SG&A as % gross profit (2)	76.3%	77.1%	(0.8)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31, 2025
	U.S. GAAP	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$617.3	$7.8	$(1.0)	$—	$(1.1)	$(2.7)	$—	$620.3
Depreciation and amortization expense	$29.3	$—	$—	$—	$—	$—	$(0.4)	$28.9
Asset impairments	$0.4	$—	$—	$—	$—	$—	$(0.4)	$—
Restructuring charges	$11.1	$—	$—	$(11.1)	$—	$—	$—	$—
Income (loss) from operations	$233.9	$(7.8)	$1.0	$11.1	$1.1	$2.7	$0.8	$242.8

Income (loss) before income taxes	$167.5	$(7.8)	$1.0	$11.1	$1.1	$2.7	$0.8	$176.4
Less: Provision (benefit) for income taxes	39.7	(1.7)	—	2.8	—	0.6	0.2	41.6
Net income (loss) from continuing operations	127.7	(6.1)	1.0	8.3	1.1	2.0	0.6	134.7
Less: Earnings (loss) allocated to participating securities	1.6	(0.1)	—	0.1	—	—	—	1.7
Net income (loss) from continuing operations available to diluted common shares	$126.2	$(6.0)	$1.0	$8.2	$1.1	$2.0	$0.6	$133.1

Diluted earnings (loss) per common share from continuing operations	$9.64	$(0.46)	$0.08	$0.63	$0.08	$0.15	$0.05	$10.17

Effective tax rate	23.7%							23.6%

SG&A as % gross profit (1)	69.2%							69.5%
Operating margin (2)	4.4%							4.4%
Pretax margin (3)	3.0%							3.2%

Same Store SG&A expenses	$520.9	$—	$(1.0)	$—	$(1.1)	$(2.7)	$—	$516.2
Same Store SG&A as % gross profit (1)	69.0%							68.4%

Same Store income (loss) from operations	$210.7	$—	$1.0	$—	$1.1	$2.7	$(0.8)	$214.7
Same Store operating margin (2)	4.6%							4.6%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.4	$—	$0.4
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.3	$—	$0.3

Net income	$128.1	$7.0	$135.1
Less: Earnings allocated to participating securities	1.6	0.1	1.7
Net income available to diluted common shares	$126.5	$6.9	$133.4

Diluted earnings per common share from discontinued operations	$0.03	$—	$0.03
Diluted earnings per common share from continuing operations	9.64	0.53	10.17
Diluted earnings per common share	$9.67	$0.53	$10.20
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance Costs	Acquisition Costs	Legal items and other professional fees	Accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$476.1	$(0.5)	$30.9	$(0.4)	$(2.8)	$(3.1)	$—	$500.2
Depreciation and amortization expense	$23.8	$—	$—	$—	$—	$—	$(0.4)	$23.4
Income (loss) from operations	$242.6	$0.5	$(30.9)	$0.4	$2.8	$3.1	$0.4	$219.0

Income (loss) before income taxes	$193.3	$0.5	$(30.9)	$0.4	$2.8	$3.1	$0.4	$169.6
Less: Provision (benefit) for income taxes	45.8	0.1	(7.8)	0.1	0.5	0.7	0.1	39.6
Net income (loss) from continuing operations	147.4	0.4	(23.0)	0.3	2.3	2.4	0.3	130.0
Less: Earnings (loss) allocated to participating securities	3.3	—	(0.5)	—	0.1	0.1	—	2.9
Net income (loss) from continuing operations available to diluted common shares	$144.1	$0.3	$(22.5)	$0.3	$2.2	$2.3	$0.3	$127.1

Diluted earnings (loss) per common share from continuing operations	$10.76	$0.03	$(1.68)	$0.02	$0.17	$0.17	$0.02	$9.49

Effective tax rate	23.7%							23.3%

SG&A as % gross profit (1)	64.1%							67.4%
Operating margin (2)	5.4%							4.9%
Pretax margin (3)	4.3%							3.8%

Same Store SG&A expenses	$492.7	$(0.5)	$—	$(0.4)	$(2.8)	$(3.1)	$—	$485.9
Same Store SG&A as % gross profit (1)	67.9%							67.0%

Same Store income from operations	$208.0	$0.5	$—	$0.4	$2.8	$3.1	$0.4	$215.2
Same Store operating margin (2)	4.8%							4.9%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.5	$—	$0.5
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.5	$—	$0.5

Net income (loss)	$147.9	$(17.4)	$130.5
Less: Earnings (loss) allocated to participating securities	3.3	(0.4)	2.9
Net income (loss) available to diluted common shares	$144.6	$(17.0)	$127.6

Diluted earnings per common share from discontinued operations	$0.04	$—	$0.04
Diluted earnings (loss) per common share from continuing operations	10.76	(1.27)	9.49
Diluted earnings (loss) per common share	$10.80	$(1.27)	$9.53
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions)

	Three Months Ended March 31, 2025
	U.S. GAAP	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$447.4	$7.8	$(1.0)	$(0.1)	$(2.7)	$451.4
SG&A as % gross profit (1)	66.3%					66.9%

Same Store SG&A expenses	$435.3	$—	$(1.0)	$(0.1)	$(2.7)	$431.5
Same Store SG&A as % gross profit (1)	67.6%					67.0%

	Three Months Ended March 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$394.9	$(0.5)	$30.9	$(2.1)	$(3.1)	$420.1
SG&A as % gross profit (1)	61.8%					65.7%

Same Store SG&A expenses	$412.9	$(0.5)	$—	$(2.1)	$(3.1)	$407.2
Same Store SG&A as % gross profit (1)	66.3%					65.4%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.K.
(Unaudited)
(In millions)

	Three Months Ended March 31, 2025
	U.S. GAAP	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$169.8	$(1.0)	$168.9
SG&A as % gross profit (1)	78.3%		77.8%

Same Store SG&A expenses	$85.7	$(1.0)	$84.7
Same Store SG&A as % gross profit (1)	77.2%		76.3%

	Three Months Ended March 31, 2024
	U.S. GAAP	Severance costs	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$81.3	$(0.4)	$(0.7)	$80.1
SG&A as % gross profit (1)	78.5%			77.4%

Same Store SG&A expenses	$79.9	$(0.4)	$(0.7)	$78.7
Same Store SG&A as % gross profit (1)	78.2%			77.1%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.